FOR IMMEDIATE RELEASE

CHINA ELECTRIC MOTOR, INC. ANNOUNCES ACQUISITION OF THE ASSETS OF NINGBO BANG SHI DA ELECTRICAL EQUIPMENT CO., LTD.

Acquisition will enhance China Electric’s DC Motor Unit
product line and customer base

SHENZHEN, China, November 9, 2010 /PRNewswire-Asia-FirstCall/ -- China Electric Motor, Inc. (NASDAQ: CELM; “China Electric” or the “Company”), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro-motor products through its subsidiary Shenzhen YuePengCheng Motor Co., Ltd. (“Shenzhen YPC”), today announced that Ningbo Heng Bang Long Electrical Equipment Co., Ltd. (“Ningbo Electrical”), an indirect wholly-owned entity of China Electric Motor, Inc., has agreed to purchase the assets and business of Ningbo Bang Shi Da Electrical Equipment Co., Ltd. (“BSD”) for an aggregate purchase price of RMB 49,322,100 (or approximately US$ 7.4 million based on the exchange rate as of November 6, 2010).  The purchase price will be paid by Ningbo Electrical in a series of installments, and will be subject to certain adjustments.

BSD, founded in 1997 and based in Ningbo, Zhejiang Province, is a leading manufacturer of DC auto air compressors with an estimated 2010 annual revenue of approximately RMB 80 million and net profit of RMB 10 million. Its products are sold via local distributors to customers in the United States, Canada, Australia, Europe and the Middle East.

Mr. Yue Wang, Chief Executive Officer of China Electric, said, “Our acquisition strategy is focused on companies that have an impressive customer base and technological proficiency that is complementary to our existing business. Further, the deal must be accretive for us to move forward with an acquisition. Our agreement to acquire BSD meets all of these criteria. BSD’s products and technological expertise are poised to leverage the automobile industry’s booming growth, and they have made great strides in their development of products for hand-held appliances. We believe that BSD’s broad customer base will greatly enhance our existing business. As we move forward with our strategic growth plans, we will continue to consider acquisitions that would provide us with a broader range of product offerings and access to new markets, and which would result in a strategic extension of our product line.”

About China Electric Motor, Inc.

China Electric Motor, Inc. (NASDAQ: CELM) is a China-based company that engages in the design, production, marketing and sale of micro-motor products through its subsidiary Shenzhen YPC. The Company’s products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its “Sunna” brandname. The Company provides micro-motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People’s Republic of China and internationally to customers in Korea and Hong Kong. The Company’s manufacturing facilities are located in Shenzhen, Guangdong.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition or results of operation, the completion and expected benefits of our planned purchase of the assets and business of BSD, the ongoing growth in the sales of our products and our product lines, our access to new markets, our future acquisitions, and the continuing growth of the Chinese automobile industry and the Chinese economy. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the micro motor product market, our ability to develop and sell new products or penetrate new markets, our ability to complete business combination transactions, including this one, successfully, and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Investor Contacts:
Dexter Fong China Electric Motor, Inc. +86 (136) 6666 1663 or +1 (408)476-7139 dexterfong@gmail.com	Simon Ze China Electric Motor, Inc. +86 (755) 8257 7750 ze_simon@hotmail.com

Ruby Yim Taylor Rafferty +852 3196 3712 ChinaElectricMotor@Taylor-Rafferty.com	Delia Cannan Taylor Rafferty +1 (212) 889-4350 ChinaElectricMotor@Taylor-Rafferty.com

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